UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

OSL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32658	98-0441032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1669 Edgewood Road, Suite 214, Yardley, PA	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 363-6776

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 12, 2014, we entered into an Asset Purchase Agreement (“APA”) with The Natural Way of LA, LLC (the “Seller”) pursuant to which, in part, we shall acquire (the “Acquisition”): (i) certain “Purchased Assets” related to the operation of the Seller’s business (the “Business”), which specific assets are listed and described in Exhibit A to the APA and (ii) all right, title and interest in the Business (excluding the assumption of any of the Seller’s liabilities). The Acquisition shall exclude the purchase of any assets which are illegal under the federal “Controlled Substances Act” in connection with the operation of businesses in the marijuana-related industry.

The purchase price for the Business is comprised of two components: (1) a fixed amount and (2) Contingent Additional Payments. The fixed amount shall be $100,000, payable in installments through December 15, 2014. Upon execution of the APA, we paid from working capital a deposit to the Seller of $45,000. The amount of the Contingent Additional Payments are based on the milestones listed in the description of the Due Diligence Period, which amount of contingent payments shall be a combination of our restricted common stock and/or cash, as more particularly described in the APA. As set forth in the APA, these Contingent Additional Payments have a current stated value of $575,000.

On May 15, 2014, we entered into a Consulting Agreement with Anthony Tucci pursuant to which, in part, he shall provide to us managerial and operational services in connection with our business. Mr. Tucci shall be compensated for his services with a combination of shares of our restricted common stock and cash, as more particularly described in the Consulting Agreement attached hereto. The term of the agreement shall be monthly unless otherwise extended in writing by the parties. Mr. Tucci also is a principal of the Seller as described in the APA above.

The descriptions of the above agreements are qualified in their entirety by the terms of the actual agreements attached hereto to the Form 8-K and incorporate herein

Item 7.01. Regulation FD Disclosure.

On May 20, 2014 we issued a press release announcing the completion of the transaction discussed in this report. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement with The Natural Way of LA, LLC dated May 12, 2014

10.2	Consulting Agreement with Anthony Tucci dated May 15, 2014

99.1	Press Release dated May 20, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSL HOLDINGS, INC.

Date: May 21, 2014	By:	/s/ Robert H. Rothenberg
Robert H. Rothenberg, Chief Executive Officer

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